UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2005 (January 27, 2005)

HCA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11239	75-2497104

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Plaza, Nashville, Tennessee		37203

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 344-9551

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On January 27, 2005, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of HCA Inc. (the “Company”) approved certain resolutions, including with respect to the following actions:

     Restricted Stock and Non-Qualified Stock Option Awards to Executive Officers. Restricted shares of the Company’s common stock, together with non-qualified stock option awards to purchase shares of the Company’s common stock, were awarded to the executive officers of the Company, pursuant to the HCA 2000 Equity Incentive Plan (the “2000 Plan”), as follows:

			Aggregate
			Number of
		Number of	Non-Qualified
Name	Title	Restricted Shares	Stock Options
Jack O. Bovender, Jr.	Chairman of the Board and Chief Executive Officer	80,100	320,500
Richard M. Bracken	President and Chief Operating Officer	35,100	140,200
David G. Anderson	Senior Vice President – Finance and Treasurer	11,720	30,000
Victor L. Campbell	Senior Vice President	7,500	30,000
Rosalyn S. Elton	Senior Vice President – Operations Finance	5,000	20,000
Charles R. Evans	President – Eastern Group	21,000	84,100
James A. Fitzgerald, Jr.	Senior Vice President – Supply Chain Operations	7,500	30,000
V. Carl George	Senior Vice President – Development	5,000	20,000
R. Sam Hankins, Jr.	Chief Financial Officer – Outpatient Services Group	5,000	20,000
Samuel N. Hazen	President – Western Group	21,000	84,100
Frank M. Houser, M.D.	Senior Vice President – Quality and Medical Director	7,500	30,000
R. Milton Johnson	Executive Vice President and Chief Financial Officer	21,000	84,100
Patricia T. Lindler	Senior Vice President – Government Programs	5,000	20,000
A. Bruce Moore, Jr.	Chief Operating Officer – Outpatient Services	7,500	30,000
William B. Rutherford	Chief Financial Officer – Eastern Group	10,000	40,100
Richard J. Shallcross	Chief Financial Officer – Western Group	10,000	40,100
Joseph N. Steakley	Senior Vice President- Internal Audit Services	7,500	30,000
John M. Steele	Senior Vice President – Human Resources	7,500	30,000
Marilyn B. Tavenner	President – Outpatient Services Group	15,000	60,100
Beverly B. Wallace	President – Financial Services Group	15,000	60,100
Robert A. Waterman	Senior Vice President and General Counsel	12,500	50,100
Noel Brown Williams	Senior Vice President and Chief Information Officer	7,500	30,000
Alan R. Yuspeh	Senior Vice President – Ethics, Compliance and Corporate Responsibility	7,500	30,000

The restricted shares awarded by the Committee were granted on January 27, 2005 and will vest and become exercisable ratably in 33 1/3% increments on each of the third, fourth and fifth anniversaries of the date of grant. Notwithstanding the foregoing, the shares of restricted stock will become fully vested upon the occurrence of a change in control of the Company (as defined in the award agreements) or the termination of the executive by reason of retirement, death or disability. The restricted stock awards are subject to the terms of the 2000 Plan and the individual award agreements substantially in the form of Exhibit 99.1 hereto and incorporated herein by reference. The foregoing summary of the terms of the restricted stock awards is qualified in its entirety by reference to the complete text of the 2000 Plan and the individual award agreements.

The option shares awarded by the Committee will be granted in four equal installments on each of January 27 (the “initial grant date”), April 27, July 27 and October 27 of 2005. The exercise price for each installment will be equal to the fair market value of the underlying shares of common stock on the date of grant. Each grant will vest and become exercisable ratably in 25% increments on each of the first, second, third and fourth anniversaries of the initial grant date. Notwithstanding the foregoing, the installment grant dates will be accelerated, and all of the option shares under the awards will become fully vested, upon the occurrence of a change in control of the Company (as defined in the award agreements) or the termination of the executive by reason of retirement or disability. Additionally, all of the option shares will become fully vested upon the death of the optionee to the extent the installments were granted prior to the occurrence of such event. The non-qualified stock option awards are subject to the terms of the 2000 Plan and the individual award agreements substantially in the form of Exhibit 99.2 hereto and incorporated herein by reference. The foregoing summary of the terms of the non-qualified stock option awards is qualified in its entirety by reference to the complete text of the 2000 Plan and the individual award agreements.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1	Form of Restricted Share Award Agreement

99.2	Form of Non-Qualified Stock Option Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC.
By:	/s/ John M. Franck II
John M. Franck II
Vice President and Corporate Secretary

Date: February 2, 2005